Exhibit 99.1

Antero Midstream Announces Second Quarter 2023 Financial and Operational Results

Denver, Colorado, July 26, 2023—Antero Midstream Corporation (NYSE: AM) (“Antero Midstream” or the “Company”) today announced its second quarter 2023 financial and operational results. The relevant unaudited condensed consolidated financial statements are included in Antero Midstream’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Second Quarter 2023 Highlights:

•	Gathering and compression volumes increased by 11% and 17%, respectively, compared to the prior year quarter

•	Net Income was $87 million, or $0.18 per diluted share, a 6% per share increase compared to the prior year quarter

•	Adjusted Net Income was $105 million, or $0.22 per diluted share, a 10% per share increase compared to the prior year quarter (non-GAAP measure)

•	Adjusted EBITDA was $243 million, a 10% increase compared to the prior year quarter (non-GAAP measure)

•	Capital expenditures were $49 million, a 31% decrease compared to the prior year quarter

•	Free Cash Flow before dividends was $139 million, a 31% increase compared to the prior year quarter (non-GAAP measure)

•	Free Cash Flow after dividends was $31 million compared to a $2 million deficit in the prior year quarter (non-GAAP measure)

Paul Rady, Chairman and CEO said, “Antero Midstream delivered another strong quarter operationally and financially, driven by double-digit year-over-year throughput growth. This resulted in 10% year-over-year Adjusted EBITDA growth, and more importantly, our fourth straight quarter of generating Free Cash Flow after dividends.”

Brendan Krueger, CFO of Antero Midstream, said “Year-to-date Antero Midstream has executed on its strategy to pay down absolute debt and reduce leverage to 3.5x at the end of the second quarter. These second quarter results position us well to achieve our 2023 guidance and continue our progress towards our leverage target of 3.0x or less in 2024.”

For a discussion of the non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income, Leverage, and Free Cash Flow before and after dividends please see “Non-GAAP Financial Measures.”

Second Quarter 2023 Financial Results

Low pressure gathering volumes for the second quarter of 2023 averaged 3,304 MMcf/d, an 11% increase as compared to the prior year quarter. Low pressure gathering volumes subject to the growth incentive fee were in excess of the threshold target of 2,900 MMcf/d, resulting in a $12 million rebate to Antero Resources. Compression volumes for the second quarter of 2023 averaged 3,251 MMcf/d, a 17% increase compared to the prior year quarter. High pressure gathering volumes averaged 2,922 MMcf/d, a 4% increase compared to the prior year quarter. Fresh water delivery volumes averaged 105 MBbl/d during the quarter, a 5% decrease compared to the second quarter of 2022.

Gross processing volumes from the processing and fractionation joint venture with MLPX, LP (“Joint Venture”) averaged 1,600 MMcf/d for the second quarter of 2023, a 10% increase compared to the prior year quarter. Joint Venture processing capacity was 100% utilized during the quarter based on nameplate processing capacity of 1.6 Bcf/d. Gross Joint Venture fractionation volumes averaged 39 MBbl/d, a 5% increase compared to the prior year quarter. Joint Venture fractionation capacity was 98% utilized during the quarter based on nameplate fractionation capacity of 40 MBbl/d.

	Three Months Ended June 30,
Average Daily Volumes:	2022	2023	% Change
Low Pressure Gathering (MMcf/d)	2,970	3,304	11%
Compression (MMcf/d)	2,776	3,251	17%
High Pressure Gathering (MMcf/d)	2,819	2,922	4%
Fresh Water Delivery (MBbl/d)	110	105	(5)%
Gross Joint Venture Processing (MMcf/d)	1,458	1,600	10%
Gross Joint Venture Fractionation (MBbl/d)	37	39	5%

For the three months ended June 30, 2023, revenues were $258 million, comprised of $202 million from the Gathering and Processing segment and $56 million from the Water Handling segment, net of $18 million of amortization of customer relationships. Water Handling revenues include $24 million from wastewater handling and high rate water transfer services.

Direct operating expenses for the Gathering and Processing and Water Handling segments were $25 million and $28 million, respectively. Water Handling operating expenses include $23 million from wastewater handling and high rate water transfer services. General and administrative expenses excluding equity-based compensation were $10 million during the second quarter of 2023. Total operating expenses during the second quarter of 2023 included $35 million of depreciation, $8 million of equity-based compensation expense, and a $6 million loss on asset sale.

Net Income was $87 million, or $0.18 per diluted share, a 6% per share increase compared to the prior year quarter. Net Income adjusted for amortization of customer relationships, impairment of property and equipment, loss on settlement of asset retirement obligations and loss (gain) on asset sale, net of tax effects of reconciling items, or Adjusted Net Income, was $105 million. Adjusted Net Income was $0.22 per share, a 10% per share increase compared to the prior year quarter.

The following table reconciles Net Income to Adjusted Net Income (in thousands):

	Three Months Ended June 30,
	2022	2023
Net Income	$79,395	87,012
Amortization of customer relationships	17,668	17,668
Impairment of property and equipment	3,702	—
Loss on settlement of asset retirement obligations	539	279
Loss (gain) on asset sale	(32)	5,814
Tax effect of reconciling items(1)	(5,636)	(6,109)
Adjusted Net Income	$95,636	104,664

(1)	The statutory tax rates for the three months ended June 30, 2022 and 2023 were 25.8% and 25.7%, respectively.

Adjusted EBITDA was $243 million, a 10% increase compared to the prior year quarter. Interest expense was $55 million, a 22% increase compared to the prior year quarter. Capital expenditures were $49 million, a 31% decrease compared to the prior year quarter. Free Cash Flow before dividends was $139 million, a 31% increase compared to the prior year quarter. Free Cash Flow after dividends was $31 million compared to a $2 million deficit in the prior year quarter.

The following table reconciles Net Income to Adjusted EBITDA and Free Cash Flow before and after dividends (in thousands):

	Three Months Ended June 30,
	2022	2023
Net Income	$79,395	87,012
Interest expense, net	45,426	55,388
Income tax expense	26,399	29,095
Depreciation expense	35,675	35,233
Amortization of customer relationships	17,668	17,668
Impairment of property and equipment	3,702	—
Loss (gain) on asset sale	(32)	5,814
Accretion of asset retirement obligations	64	44
Loss on settlement of asset retirement obligations	539	279
Equity-based compensation	5,641	8,499
Equity in earnings of unconsolidated affiliates	(22,824)	(25,972)
Distributions from unconsolidated affiliates	29,375	29,465
Adjusted EBITDA	$221,028	242,525
Interest expense, net	(45,426)	(55,388)
Capital expenditures (accrual-based)	(70,201)	(48,584)
Free Cash Flow before dividends	$105,401	138,553
Dividends declared (accrual-based)	(107,654)	(107,927)
Free Cash Flow after dividends	$(2,253)	30,626

The following table reconciles net cash provided by operating activities to Free Cash Flow before and after dividends (in thousands):

	Three Months Ended June 30,
	2022	2023
Net cash provided by operating activities	$169,517	185,586
Amortization of deferred financing costs	(1,418)	(1,483)
Settlement of asset retirement obligations	461	537
Changes in working capital	7,042	2,497
Capital expenditures (accrual-based)	(70,201)	(48,584)
Free Cash Flow before dividends	$105,401	138,553
Dividends declared (accrual-based)	(107,654)	(107,927)
Free Cash Flow after dividends	$(2,253)	30,626

Second Quarter 2023 Operating Update

Gathering and Processing — During the second quarter of 2023, Antero Midstream connected 26 wells to its gathering system.

Water Handling— Antero Midstream’s water delivery systems serviced 23 well completions during the second quarter of 2023.

Capital Investments

Accrued capital expenditures were $49 million during the second quarter of 2023. The company invested $35 million in gathering and compression and $14 million in water infrastructure primarily in the liquids-rich midstream corridor of the Marcellus Shale.

Conference Call

A conference call is scheduled on Thursday, July 27, 2023 at 10:00 am MT to discuss the financial and operational results. A brief Q&A session for security analysts will immediately follow the discussion of the results. To participate in the call, dial in at 877-407-9126 (U.S.), or 201-493-6751 (International) and reference “Antero Midstream.” A telephone replay of the call will be available until Thursday, August 3, 2023 at 10:00 am MT at 877-660-6853 (U.S.) or 201-612-7415 (International) using the conference ID: 13740087. To access the live webcast and view the related earnings conference call presentation, visit Antero Midstream's website at www.anteromidstream.com. The webcast will be archived for replay until Thursday, August 3, 2023 at 10:00 am MT.

Presentation

An updated presentation will be posted to the Company's website before the conference call. The presentation can be found at www.anteromidstream.com on the homepage. Information on the Company's website does not constitute a portion of, and is not incorporated by reference into this press release.

Non-GAAP Financial Measures and Definitions

Antero Midstream uses certain non-GAAP financial measures. Antero Midstream defines Adjusted Net Income as Net Income plus amortization of customer relationships, impairment of property and equipment, loss on settlement of asset retirement obligations, and loss (gain) on asset sale, net of tax effect of reconciling items. Antero Midstream uses Adjusted Net Income to assess the operating performance of its assets. Antero Midstream defines Adjusted EBITDA as Net Income plus interest expense, net, income tax expense, depreciation expense, impairment of property and equipment, amortization of customer relationships, loss on settlement of asset retirement obligations, loss (gain) on asset sale, accretion of asset retirement obligations, and equity-based compensation expense, excluding equity in earnings of unconsolidated affiliates, plus distributions from unconsolidated affiliates.

Antero Midstream uses Adjusted EBITDA to assess:

*	the financial performance of Antero Midstream’s assets, without regard to financing methods, capital structure or historical cost basis;

*	its operating performance and return on capital as compared to other publicly traded companies in the midstream energy sector, without regard to financing or capital structure; and

*	the viability of acquisitions and other capital expenditure projects.

Antero Midstream defines Free Cash Flow before dividends as Adjusted EBITDA less interest expense, net and accrual-based capital expenditures. Capital expenditures include additions to gathering systems and facilities, additions to water handling systems, and investments in unconsolidated affiliates. Capital expenditures exclude acquisitions. Free Cash Flow after dividends is defined as Free Cash Flow before dividends less accrual-based dividends declared for the quarter. Antero Midstream uses Free Cash Flow before and after dividends as a performance metric to compare the cash generating performance of Antero Midstream from period to period.

Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow before and after dividends are non-GAAP financial measures. The GAAP measure most directly comparable to these measures is Net Income. Such non-GAAP financial measures should not be considered as alternatives to the GAAP measures of Net Income and cash flows provided by (used in) operating activities. The presentations of such measures are not made in accordance with GAAP and have important limitations as analytical tools because they include some, but not all, items that affect Net Income and cash flows provided by (used in) operating activities. You should not consider any or all such measures in isolation or as a substitute for analyses of results as reported under GAAP. Antero Midstream’s definitions of such measures may not be comparable to similarly titled measures of other companies.

The following table reconciles cash paid for capital expenditures and accrued capital expenditures during the period (in thousands):

	Three Months Ended June 30,
	2022	2023
Capital expenditures (as reported on a cash basis)	$(77,767)	(42,044)
Change in accrued capital costs	7,566	(6,540)
Capital expenditures (accrual basis)	$(70,201)	(48,584)

Antero Midstream defines Net Debt as consolidated total debt, excluding unamortized debt premiums and debt issuance costs, less cash and cash equivalents. Antero Midstream views Net Debt as an important indicator in evaluating Antero Midstream’s financial leverage. Antero Midstream defines leverage as Net Debt divided by Adjusted EBITDA for the last twelve months. The GAAP measure most directly comparable to Net Debt is total debt, excluding unamortized debt premiums and debt issuance costs.

The following table reconciles consolidated total debt to consolidated net debt, excluding debt premiums and issuance costs, (“Net Debt”) as used in this release (in thousands):

June 30, 2023
Bank credit facility	$725,500
7.875% senior notes due 2026	550,000
5.75% senior notes due 2027	650,000
5.75% senior notes due 2028	650,000
5.375% senior notes due 2029	750,000
Consolidated total debt	$3,325,500
Cash and cash equivalents	—
Consolidated net debt	$3,325,500

The following table reconciles Net Income to Adjusted EBITDA for the last twelve months as used in this release (in thousands):

Twelve Months Ended June 30, 2023
Net Income	$340,326
Interest expense, net	210,255
Income tax expense	123,793
Depreciation expense	138,216
Amortization of customer relationships	70,672
Accretion of asset retirement obligations	182
Equity-based compensation	26,007
Equity in earnings of unconsolidated affiliates	(98,590)
Distributions from unconsolidated affiliates	123,525
Loss on settlement of asset retirement obligation	620
Loss on asset sale	3,468
Adjusted EBITDA	$938,474

Antero Midstream Corporation is a Delaware corporation that owns, operates and develops midstream gathering, compression, processing and fractionation assets located in the Appalachian Basin, as well as integrated water assets that primarily service Antero Resources Corporation’s properties.

This release includes "forward-looking statements.” Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Midstream’s control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Midstream expects, believes or anticipates will or may occur in the future, such as statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, Antero Midstream’s ability to realize the benefits of the Marcellus bolt-on acquisition, including the anticipated capital avoidance and synergies, Antero Midstream’s ability to execute its business plan and return capital to its stockholders, information regarding Antero Midstream’s return of capital policy, information regarding long-term financial and operating outlooks for Antero Midstream and Antero Resources, information regarding Antero Resources’ expected future growth and its ability to meet its drilling and development plan and the participation level of Antero Resources’ drilling partner, the impact on demand for Antero Midstream’s services as a result of incremental production by Antero Resources, and expectations regarding the amount and timing of litigation awards are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this release. Although Antero Midstream believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Midstream expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to our business, most of which are difficult to predict and many of which are beyond Antero Midstream’s control. These risks include, but are not limited to, commodity price volatility, inflation, supply chain or other disruptions, environmental risks, Antero Resources’ drilling and completion and other operating risks, regulatory changes or changes in law, the uncertainty inherent in projecting Antero Resources’ future rates of production, cash flows and access to capital, the timing of development expenditures, impacts of world health events, cybersecurity risks, the state of markets for and availability of verified quality carbon offsets and the other risks described under the heading "Item 1A. Risk Factors" in Antero Midstream's Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

For more information, contact Justin Agnew, Director – Finance of Antero Midstream, at (303) 357-7269 or jagnew@anteroresources.com.

ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

		(Unaudited)
	December 31,	June 30,
	2022	2023
Assets
Current assets:
Accounts receivable–Antero Resources	$86,152	91,621
Accounts receivable–third party	575	550
Income tax receivable	940	940
Other current assets	1,326	795
Total current assets	88,993	93,906

Property and equipment, net	3,751,431	3,756,496
Investments in unconsolidated affiliates	652,767	639,887
Customer relationships	1,286,103	1,250,767
Other assets, net	12,026	11,827
Total assets	$5,791,320	5,752,883

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable–Antero Resources	$5,436	2,921
Accounts payable–third party	22,865	17,947
Accrued liabilities	72,715	74,924
Other current liabilities	1,061	817
Total current liabilities	102,077	96,609
Long-term liabilities:
Long-term debt	3,361,282	3,306,667
Deferred income tax liability	131,215	191,979
Other	4,428	4,589
Total liabilities	3,599,002	3,599,844

Stockholders' equity:
Preferred stock, $0.01 par value: 100,000 authorized as of December 31, 2022 and June 30, 2023
Series A non-voting perpetual preferred stock; 12 designated and 10 issued and outstanding as of December 31, 2022 and June 30, 2023	—	—
Common stock, $0.01 par value; 2,000,000 authorized; 478,497 and 479,656 issued and outstanding as of December 31, 2022 and June 30, 2023, respectively	4,785	4,797
Additional paid-in capital	2,104,740	2,061,230
Retained earnings	82,793	87,012
Total stockholders' equity	2,192,318	2,153,039
Total liabilities and stockholders' equity	$5,791,320	5,752,883

ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,
	2022	2023
Revenue:
Gathering and compression–Antero Resources	$184,071	211,068
Water handling–Antero Resources	62,262	64,613
Water handling–third party	242	274
Amortization of customer relationships	(17,668)	(17,668)
Total revenue	228,907	258,287
Operating expenses:
Direct operating	43,299	52,595
General and administrative (including $5,641 and $8,499 of equity-based compensation in 2022 and 2023, respectively)	16,079	18,162
Facility idling	1,185	637
Depreciation	35,675	35,233
Impairment of property and equipment	3,702	—
Accretion of asset retirement obligations	64	44
Loss on settlement of asset retirement obligations	539	279
Loss (gain) on asset sale	(32)	5,814
Total operating expenses	100,511	112,764
Operating income	128,396	145,523
Other income (expense):
Interest expense, net	(45,426)	(55,388)
Equity in earnings of unconsolidated affiliates	22,824	25,972
Total other expense	(22,602)	(29,416)
Income before income taxes	105,794	116,107
Income tax expense	(26,399)	(29,095)
Net income and comprehensive income	$79,395	87,012

Net income per share–basic	$0.17	0.18
Net income per share–diluted	$0.17	0.18

Weighted average common shares outstanding:
Basic	478,317	479,502
Diluted	480,270	481,512

ANTERO MIDSTREAM CORPORATION

Selected Operating Data (Unaudited)

	Three Months Ended		Amount of
	June 30,		Increase	Percentage
	2022	2023	or Decrease	Change
Operating Data:
Gathering—low pressure (MMcf)	270,302	300,706	30,404	11%
Compression (MMcf)	252,644	295,801	43,157	17%
Gathering—high pressure (MMcf)	256,537	265,890	9,353	4%
Fresh water delivery (MBbl)	10,048	9,585	(463)	(5)%
Other fluid handling (MBbl)	4,128	4,953	825	20%
Wells serviced by fresh water delivery	15	23	8	53%
Gathering—low pressure (MMcf/d)	2,970	3,304	334	11%
Compression (MMcf/d)	2,776	3,251	475	17%
Gathering—high pressure (MMcf/d)	2,819	2,922	103	4%
Fresh water delivery (MBbl/d)	110	105	(5)	(5)%
Other fluid handling (MBbl/d)	45	54	9	20%
Average Realized Fees:
Average gathering—low pressure fee ($/Mcf)	$0.34	0.35	0.01	3%
Average compression fee ($/Mcf)	$0.21	0.21	—	*
Average gathering—high pressure fee ($/Mcf)	$0.21	0.21	—	*
Average fresh water delivery fee ($/Bbl)	$4.09	4.21	0.12	3%
Joint Venture Operating Data:
Processing—Joint Venture (MMcf)	132,664	145,645	12,981	10%
Fractionation—Joint Venture (MBbl)	3,368	3,553	185	5%
Processing—Joint Venture (MMcf/d)	1,458	1,600	142	10%
Fractionation—Joint Venture (MBbl/d)	37	39	2	5%

* Not meaningful or applicable.

ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Results of Segment Operations (Unaudited)

(In thousands)

	Three Months Ended June 30, 2023
	Gathering and	Water		Consolidated
	Processing	Handling	Unallocated	Total
Revenues:
Revenue–Antero Resources	$223,068	64,613	—	287,681
Revenue–third-party	—	274	—	274
Gathering—low pressure fee rebate	(12,000)	—	—	(12,000)
Amortization of customer relationships	(9,272)	(8,396)	—	(17,668)
Total revenues	201,796	56,491	—	258,287
Operating expenses:
Direct operating	25,154	27,441	—	52,595
General and administrative (excluding equity-based compensation)	5,126	2,832	1,705	9,663
Equity-based compensation	6,244	2,029	226	8,499
Facility idling	—	637	—	637
Depreciation	22,196	13,037	—	35,233
Accretion of asset retirement obligations	—	44	—	44
Loss on settlement of asset retirement obligations	—	279	—	279
Loss on asset sale	5,814	—	—	5,814
Total operating expenses	64,534	46,299	1,931	112,764
Operating income	137,262	10,192	(1,931)	145,523
Other income (expense):
Interest expense, net	—	—	(55,388)	(55,388)
Equity in earnings of unconsolidated affiliates	25,972	—	—	25,972
Total other income (expense)	25,972	—	(55,388)	(29,416)
Income before income taxes	163,234	10,192	(57,319)	116,107
Income tax expense	—	—	(29,095)	(29,095)
Net income and comprehensive income	$163,234	10,192	(86,414)	87,012

Adjusted EBITDA				$242,525

ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Six Months Ended June 30,
	2022	2023
Cash flows provided by (used in) operating activities:
Net income	$159,435	173,519
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	63,975	70,429
Accretion of asset retirement obligations	128	88
Impairment of property and equipment	3,702	—
Deferred income tax expense	54,466	60,765
Equity-based compensation	8,473	14,826
Equity in earnings of unconsolidated affiliates	(46,056)	(50,428)
Distributions from unconsolidated affiliates	60,505	63,570
Amortization of customer relationships	35,336	35,336
Amortization of deferred financing costs	2,828	2,957
Settlement of asset retirement obligations	(916)	(695)
Loss on settlement of asset retirement obligations	539	620
Loss (gain) on asset sale	(150)	5,569
Changes in assets and liabilities:
Accounts receivable–Antero Resources	6,099	(5,470)
Accounts receivable–third party	517	481
Other current assets	158	(800)
Accounts payable–Antero Resources	(2,427)	(2,515)
Accounts payable–third party	9,480	(889)
Accrued liabilities	(1,911)	942
Net cash provided by operating activities	354,181	368,305
Cash flows provided by (used in) investing activities:
Additions to gathering systems and facilities	(131,665)	(59,156)
Additions to water handling systems	(30,369)	(25,583)
Investments in unconsolidated affiliates	—	(262)
Acquisition of gathering systems and facilities	—	(266)
Cash received in asset sales	147	1,071
Change in other assets	—	(15)
Change in other liabilities	(805)	—
Net cash used in investing activities	(162,692)	(84,211)
Cash flows provided by (used in) financing activities:
Dividends to common stockholders	(217,445)	(218,971)
Dividends to preferred stockholders	(275)	(275)
Payments of deferred financing costs	(302)	—
Borrowings (repayments) on bank credit facilities, net	33,300	(56,500)
Employee tax withholding for settlement of equity compensation awards	(6,767)	(8,348)
Net cash used in financing activities	(191,489)	(284,094)
Net increase in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	$—	—

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$86,688	107,607
Increase (decrease) in accrued capital expenditures and accounts payable for property and equipment	$2,822	(2,814)